EXHIBIT 99.1

                                WRITTEN CONSENT
                            BY THE SHAREHOLDERS OF
                            NEXAM ACQUISITION CORP.
                             IN LIEU OF A MEETING

       Pursuant to Section 228 of the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the shareholders of a Delaware corporation may be taken without a meeting, without notice or a vote if consents in writing are signed by holders of outstanding common stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote are present, the undersigned being shareholders of Nexam Acquisition Corp., a Delaware corporation (the "Corporation"), do hereby take, ratify, affirm, and approve the following actions:

       WHEREAS, William Tay is the beneficial owner of 31,340,000 shares of common stock of the Corporation, which constitutes approximately 100% of the total issued and outstanding common stock of the Corporation;

       WHEREAS, William Tay has executed this consent to provide his consent as the majority shareholder to an amendment to the Certificate of Incorporation for the Corporation to change the Corporation's name; it is therefore

       RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

       "FIRST:  The name of the corporation shall be DUTCH OVEN GOLD GROUP
INC."

       RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

       The undersigned, being the majority shareholder of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 15th of May, 2008, notwithstanding the actual date of the signing.



                                        /s/ William Tay
                                        ------------------------------------
                                        By: William Tay
                                        Its: Shareholder